THIRD AMENDMENT AGREEMENT


         Agreement between UC Television Network Corp., a Delaware corporation ("Employer"), and Peter Kauff ("Executive"), dated as of September 12, 1996.


         The Employer and the Executive are parties to an Amended and Restated Employment Agreement dated as of November 1, 1991, as amended by an Amendment Agreement dated as of February 1, 1994 and as further amended by a Second Amendment Agreement dated as of October 1, 1996 (the "Employment Agreement"), and desire to further amend the Employment Agreement to provide for an extension of the term of employment and increased compensation to be payable to Executive. Accordingly, the parties hereto hereby agree as follows:


         1. Section 2.1 of the Employment Agreement is hereby amended as follows: Effective as of September 16, 1996, the Employee's "Base Salary" of $200,000 per year stated therein shall be increased to $250,000 per year for the balance of the Employment Term, and the Consumer Price Index adjustment in the last two sentences of said Section 2.1 shall be deleted.


         2. Section 2.2 of the Employment Agreement is hereby amended to read in its entirety as follows:


                    "2.2 Bonuses.  In addition to the Base Salary, the Executive will receive the following bonuses during the Employment Term:

                         (a) An annual bonus equal to 5.0% of the Pre-tax Income
                    (as hereinafter


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                    defined) of the Employer,  such bonus not to exceed $500,000 for any year.

                         (b) Pre-tax Income for each fiscal year will, for purposes of this Agreement, be deemed to be an amount equal to the earnings of the Employer, as reflected in the certified financial statements of the Employer for such fiscal year, (i) before taxes, (ii) without giving effect to the payment of a bonus to the Executive under Section 2.2(a), and (iii) without giving effect to the payment of a bonus to any employee of the Employer."


         3. Section 2.3 and 2.4 of the Employment Agreement are hereby deleted in their entirety.


         4. Section 3 of the Employment Agreement is hereby amended to change the date "September 30, 1998" stated therein to "December 31, 2000."


         5. Section 4.3(c) of the Employment Agreement is hereby amended to read in its entirety as follows:


                         "(c) Termination  Without Cause;  Change in Control. In
                    the event that (i) the Executive's employment hereunder is terminated for any reason other than pursuant to death, disability or for cause, as set forth in paragraphs 4.1(a),
                    (b) and (c), respectively, above, or (ii) there is a change in control (as defined below) of Employer which results in an actual or constructive termination of employment (as defined below), then (x) Executive will be paid an amount equal to all unpaid Base Salary through the end of the Employment Term, and (y) all of Executive's outstanding options will be deemed vested.

                         The amount under clause (x) above, (A) shall not exceed
                    two years' Base Salary nor be less than one year's Base Salary and


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



                    (B) must be paid to Executive in full without offset for any reason within ten (10) days following Employer's declaration of termination of employment; and, if not, all of Executive's rights to full compensation and damages, not limited by this provision, shall remain in effect. Upon receipt of such liquidated damages payment, Executive agrees to waive all further rights with respect to his entitlement to compensation from Employer, including his right to seek litigation or arbitration to enforce such rights. Nothing in this Section 4.3(c) shall prohibit the Employer from subsequently seeking repayment of monetary obligations of the Executive owed to Employer (e.g. just debts or similar amounts).

                         A "change in control"  shall mean the  individuals  who
                    currently constitute the directors of Employer, or individuals elected by more than two-thirds of such current directors to replace any of such current directors, no longer constitute a majority of the directors of Employer. A "constructive termination of employment" shall mean any of the following, if done without Executive's consent and having a material adverse effect on Executive's employment or the conditions under which Executive works: (i) a change in Executive's title, duties or responsibilities, including the person or body to whom Executive reports, (ii) a change in the location where Executive's services are rendered,
                    (iii) any reduction in compensation or fringe benefits or change of any other term of Executive's employment, or (iv) any other breach of the terms of Executive's employment by Employer. A constructive termination shall be determined by Exective in Executive's sole, reasonable discretion."


         6. Section 7 of the Employment Agreement is hereby amended by inserting the following at the end of said section:


                         "(c)  In   connection   with   Executive's   employment
                    hereunder, Employer hereby grants to Executive (i) an incentive stock option to purchase 162,500 shares of Common Stock of Employer, pursuant to the terms of Employer's 1996 Stock Incentive Plan (the "1996 Plan")


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

                    and (ii) a non-qualified stock option to purchase 337,500 shares of Common Stock outside the 1996 Plan, in accordance with and subject to the terms of the stock option agreement to be executed by the parties hereto in the form attached hereto as Exhibit E."


         7. Except to the extent specifically amended hereby, the provisions of the Employment Agreement shall remain unmodified, and as amended hereby the Employment Agreement is hereby confirmed as being in full force and effect.


         IN WITNESS WHEREOF this Third Amendment Agreement has been executed and delivered by the parties hereto as of the date first above written.


                                          UC TELEVISION NETWORK CORP.


                                          By: /s/ Alan Pearl
                                          ------------------
                                          Name:  Alan Pearl
                                          Title:


                                          /s/ Peter Kauff
                                          ---------------
                                              Peter Kauff


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